Gordon K.W. Gee
Chartered Accountants
#601 - 325 Howe Street
Vancouver, BC
V6C 1Z7

November 22, 2007

Securities and Exchange Commission
Mail Stop 11-3
100 F Street, NW
Washington, DC 20549

Dear Sirs/Madams:

            We have read Item 4.01 of Breezer Ventures Inc.'s Form 8-K to be dated November 26, 2007 and have the following comments:

            We agree with the statements made in paragraph's one through five.

            We have no basis on which to agree or disagree with the statements made in the sixth paragraph.

                                                                                    Yours truly,

                                                                                    Gordon K.W. Gee Ltd.

                                                                                    /s/ Gordon K.W. Gee